UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
AMENDMENT NO. 1
CURRENT REPORT
Pursuant to Section 13 of 15(d) of the Securities Exchange Act of 1934
June 12, 2009
Date of Report (Date of earliest event reported)
LOCAL.COM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-34197	33-0849123
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
One Technology Drive, Building G
Irvine, California 92618
(Address of principal executive offices)
(949) 784-0800
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the issuer under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On June 17, 2009, Local.com Corporation (the “Registrant”) filed a Form 8-K with the U.S. Securities and Exchange Commission (“SEC”) reporting that the Registrant had entered into Amendment No. 5 (the “Fifth Amendment”) to that certain Yahoo! Publisher Network Agreement dated October 17, 2005, as amended by Amendment No. 1 dated as of December 8, 2005, Amendment No. 2 dated as of March 31, 2006, Amendment No. 3 dated as of August 1, 2007 and Amendment No. 4 dated as of April 16, 2009 (collectively, “the Agreement”) with Yahoo! Inc, as successor-in-interest to Overture Services, Inc. The effective date of Fifth Amendment is June 12, 2009. The effective date of the Fifth Amendment was June 12, 2009. The Registrant attached a redacted version of the Fifth Amendment as an exhibit to the June 17, 2009 8-K pursuant to a Confidential Treatment Request letter that the Registrant submitted to the SEC.
After filing the June 17, 2009 8-K, the Registrant’s request for confidential treatment of portions of the Fifth Amendment was reviewed by the SEC. As a result, the Registrant has attached hereto as Exhibit 10.1 the revised exhibit for the Fifth Amendment to this Current Report on Form 8-K.
The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement which is filed as Exhibit 10.1 with portions omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment. Exhibit 10.1 is a redacted copy of the Agreement and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
Exhibit 10.1(1)	Amendment No. 5 to Yahoo! Publisher Network Agreement dated June 12, 2009 by and among the Registrant and Yahoo! Inc.

(1)	Application has been made with the Securities and Exchange Commission to seek confidential treatment of certain provisions. Omitted material for which confidential treatment has been requested has been filed separately with the Securities and Exchange Commission.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOCAL.COM CORPORATION
Date: April 2, 2010	By:	/s/ Brenda Agius
Brenda Agius
Chief Financial Officer and Secretary

Exhibit Index

Exhibit
Number	Description

10.1(1)	Amendment No. 5 to Yahoo! Publisher Network Agreement dated June 12, 2009 by and among the Registrant and Yahoo! Inc.

(1)	Application has been made with the Securities and Exchange Commission to seek confidential treatment of certain provisions. Omitted material for which confidential treatment has been requested has been filed separately with the Securities and Exchange Commission.